UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 12, 2011

RUBICON FINANCIAL INCORPORATED
 (Exact name of registrant as specified in its charter)

Nevada	000-29315	13-3349556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, First Floor Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 668-9567

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.

On August 22, 2011, the Registrant entered into an Agreement and Plan of Merger and Reincorporation with Rubicon Financial Incorporated, a newly-formed Nevada corporation (“RUBICON NV”), in order to change the domicile of the Registrant from Delaware to Nevada. Pursuant to the terms of the Agreement and Plan of Merger and Reincorporation, the Registrant merged with and into RUBICON NV, making RUBICON NV the surviving corporation. The merger for reincorporation was completed on August 29, 2011.

The merger and reincorporation agreement was approved by the unanimous consent of the Board of Directors of the Registrant and by RUBICON NV, and by a majority of the stockholders of the Registrant at their annual meeting of stockholders held on August 12, 2011. A copy of the Agreement and Plan of Merger and Reincorporation is attached hereto as Exhibit 2(c).

Item 9.01                      Exhibits

Exhibit Number	Description
2(c)	Agreement and Plan of Merger and Reincorporation, dated August 22, 2011
3(i)(h)	Articles of Incorporation of Rubicon Financial Incorporated (Nevada) – Dated August 18, 2011
3(i)(i)	Articles of Merger of Rubicon Financial Incorporated, a Nevada corporation and Rubicon Financial Incorporated, a Delaware corporation – Dated August 29, 2011
3(i)(j)	Certificate of Merger of Rubicon Financial Incorporated, Nevada corporation and Rubicon Financial Incorporated, Delaware corporation
3(ii)(c)	Bylaws of Rubicon Financial Incorporated, a Nevada corporation – Dated August 18, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rubicon Financial Incorporated

By: /s/ Joseph Mangiapane, Jr.
      Joseph Mangiapane, Jr., Chief Executive Officer

Date: September 20, 2011